  Exhibit 99.1

Issuer Direct Reports Fourth Quarter and Full Year 2018 Financial Results

2018 Total Revenue Increases 13% while Platform and Technology Revenue Increases 21% Year Over Year to 60% of Total Revenue

MORRISVILLE, NC / ACCESSWIRE / February 28, 2019 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months and full year ended December 31, 2018. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.

Fourth Quarter 2018 Highlights:

●
Total revenue was $3,648,000, a 7% increase from $3,399,000 in Q4 2017 and a 12% increase from $3,255,000 in Q3 2018.
●
Platform and Technology revenue increased 24% from Q4 2017 and 7% from Q3 2018.

●
Overall gross margin was 71%, compared to 73% in Q4 2017 and 70% in Q3 2018.
●
Platform and Technology gross margin was 78%, down from 83% in Q4 2017 and an increase from 77% in Q3 2018.

●
GAAP earnings per diluted share was $0.02 compared to $0.24 in Q4 2017 and $0.02 in Q3 2018.
●
The Company generated cash flows from operations of $716,000 compared to $417,000 in Q4 2017 and $564,000 in Q3 2018.

Full Year 2018 and Recent Highlights:

●
Total revenue was $14,232,000, a 13% increase from $12,628,000 in 2017.

●
Platform and Technology revenue increased 21% from 2017.
●
Overall gross margin was 71%, compared to 73% in 2017.
●
Platform and Technology gross margin was 79%, down from 84% in 2017.
●
GAAP earnings per diluted share was $0.24 compared to $0.62 in 2017.

●
The Company generated cash flows from operations of $2,869,000 compared to $2,512,000 in 2017.
●
On July 3, 2018, the Company completed the acquisition of Filing Services Canada Inc.

●
On January 3, 2019, the Company completed the acquisition of the VisualWebcaster platform from Onstream Media Corporation.

Customer Count Metrics:

●
The Company had 2,412 Platform and Technology customers during Q4 2018, compared to 1,819 during Q4 2017 and 2,143 during Q3 2018.
●
The Company had 687 Services customers during Q4 2018, compared to 579 during Q4 2017 and 679 during Q3 2018.
●
Included in the numbers above, the Company had 504 customers using both our platform and service offerings during Q4 2018, compared to 289 during Q4 2017 and 490 during Q3 2018.

Brian Balbirnie, CEO of Issuer Direct, commented, “We ended the year with a strong fourth quarter. During the quarter, platform customers grew 33% to 2,412, ARPU on new subscriptions of Platform id. increased to $11,300 and Platform and Technology revenue increased 24% from the same period of 2017.”

Mr. Balbirnie continued, “We are an organization that is investing for growth. During the fourth quarter we added new leadership to our sales organization and we expect to expand our sales force further in 2019. We have also continued to invest heavily in development, which has resulted in two new modules added to our platform. One of these was released in late 2018 and the other will be released in Q1 2019, with further enhancements targeted for release throughout the year. Furthermore, our plans to increase our news distribution reach are on track for 2019.”

Mr. Balbirnie concluded, “Looking ahead, we remain focused on integrating our recent acquisitions and growing our platform customers. We believe the combination of increased investment and increased client count will help accelerate growth in revenue and ultimately drive our long-term earnings growth.”

Financial Results for the Fourth Quarter Ended December 31, 2018:

Total revenue for the fourth quarter of 2018 was $3,648,000, compared to $3,399,000 for the same period of 2017, an increase of $249,000, or 7%. Revenue from customers obtained from our recent acquisition of Filing Services Canada Inc. (“FSCwire”) was $157,000 during the fourth quarter of 2018.

Platform and Technology revenue increased $432,000 or 24%, during the fourth quarter of 2018, as compared to the fourth quarter of 2017. The increase in Platform and Technology revenue is due primarily to an increase in revenue from our ACCESSWIRE news distribution offering, which increased 30% over the prior year. This increase is due partly to the acquisition of FSCwire and partly due to new customers during the period. We also generated increased revenue from licenses of our Platform id. subscription. This quarter we entered into 20 net new licenses with new or existing customers totaling an annual contract value of $226,000. As a percentage of overall revenue, Platform & Technology revenue increased to 61% of total revenue for the three months ended December 31, 2018, compared to 53% for the same period of 2017. It is important to note, due to a newly adopted accounting principle, $133,000 of revenue related to the electronic dissemination of a customer’s annual report that was previously reported as Service revenue has been reclassified as Platform and Technology revenue for the three months ended December 31, 2017.

Services revenue decreased $183,000, or 11%, during the fourth quarter of 2018, as compared to the same period of 2017. This decrease was primarily due to continued customer attrition in our legacy ARS business as companies elected to leave the service or transitioned to our electronic delivery alternative (reflected as Platform and Technology revenue). Additionally, revenue from our compliance services decreased as we continue to face pricing pressure in the market and due to a shift of some of this revenue to the Platform and Technology stream.

Gross margin for the fourth quarter of 2018 was $2,577,000, or 71% of revenue, compared to $2,480,000, or 73% of revenue, in the fourth quarter of 2017. It is noted that a majority of the increase in cost of revenues was due to an increase of $141,000 during the quarter in amortization of capitalized software associated with Platform id.

Operating income was $134,000 for the three months ended December 31, 2018, as compared to operating income of $440,000 during the same period of the prior year. Despite the increase in gross margin dollars noted above, the decrease in operating income is primarily attributable to increases in general and administrative expenses and sales and marketing expenses due to investments the Company is making to grow its business. General and administrative expenses increased due to an increase in acquisition related expenses as well as increase in corporate headcount to position the Company for growth. We also experienced an increase in bad debt expense over the same period of the prior year. Sales and marketing expenses increased as we added new leadership to the sales department and continued to expand our news distribution capabilities. Depreciation and amortization expense also increased due to higher amortization associated with intangible assets acquired in the FSCwire acquisition. During the fourth quarter of 2018, we recorded tax expense of $127,000, compared to a benefit of $307,000 in the same period of the prior year. The benefit during the fourth quarter of 2017 related to the passage of the Tax Cuts and Jobs Act of 2017 (the “2017 Act”) as well as a benefit related to the adoption of a new accounting principle related to equity compensation.

On a GAAP basis, we generated net income of $65,000, or $0.02 per diluted share, during the three months ended December 31, 2018, compared to $745,000, or $0.24 per diluted share, during the same period of 2017. The decrease in earnings per share was primarily due to the increase in operating expenses and income tax expense noted above.

Fourth quarter EBITDA was $497,000, or 14% of revenue, compared to $646,000, or 19% of revenue during the fourth quarter of 2017. Non-GAAP net income was $437,000, or $0.10 per diluted share, compared to $546,000, or $0.18 per diluted share, during the fourth quarter of 2017. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Financial Results for the Full Year Ended December 31, 2018:

Total revenue was $14,232,000 for the year ended December 31, 2018, compared to $12,628,000 for the same period of 2017, an increase of $1,604,000, or 13%. Customers obtained from our acquisitions of Interwest Transfer Company (October 2017) and FSCwire (July 2018) contributed an additional $1,497,000 of revenue during the year ended December 31, 2018 compared to 2017. Of this additional revenue, $243,000 came from additional subscriptions to Platform id. and services cross sold to those acquired customers.

Platform and Technology revenue increased $1,512,000 or 21%, during the year ended December 31, 2018, as compared to the same period of the prior year. The increase is due to an increase in revenue from our ACCESSWIRE offering, the addition of Interwest and FSCwire customers as well as increased subscriptions of Platform id. During the year ended December 31, 2018, we entered into 109 net new Platform id. subscriptions with new or existing customers with an annual contract value of $1,134,000. As a percentage of overall revenue, Platform & Technology revenue increased to 60% of total revenue for the year ended December 31, 2018, compared to 56% for the same period of 2017. It is important to note, due to a newly adopted accounting principle, $683,000 of revenue related to the electronic dissemination of a customer’s annual report that was previously reported as Service revenue has been reclassified as Platform and Technology revenue for the year ended December 31, 2017.

Services revenue increased $92,000, or 2% during the year ended December 31, 2018, as compared to the same period of 2017. The increase is due to an increase in revenue of our transfer agent services due to the acquisition of Interwest as well as an increase in corporate directives and actions of our longer-term Issuer Direct transfer agent customers. These increases were partially offset by declining revenue of our legacy ARS business as well as a decline in revenue from our compliance services as the market for these services commoditizes and we continue to experience pricing pressure and or customers elect to utilize our cloud-based platform.

Gross margin for the year ended December 31, 2018 was $10,129,000, or 71% of total revenue, compared to $9,233,000, or 73% of revenue, in the same period of 2017. It is noted that a majority of the increase in cost of revenues was due to an increase of $514,000 for the year ended December 31, 2018, in amortization of capitalized software associated with Platform id.

Operating income was $1,163,000 for the year ended December 31, 2018, as compared to operating income of $2,028,000 during the same period of the prior year. The decrease in operating income is due to the increase in general and administrative expenses, sales and marketing expenses, product development and depreciation and amortization expenses explained for the three months ended December 31, 2018. During 2018 we recorded income tax expense of $373,000 compared to $131,000 for the same period of the prior year. Tax expense for 2018 included additional tax expense associated with an adjustment to the Company’s original provisional charges recorded in connection with the one-time transition tax and the current year impact of taxes associated with the 2017 Act. During the year ended December 31, 2017, the Company recognized an income tax benefit of $351,000 related to the passage of the 2017 Act as well as a benefit of $156,000 related to the adoption of a new accounting principle related to equity compensation.

On a GAAP basis, we generated net income of $837,000, or $0.24 per diluted share, during the year ended December 31, 2018, compared to $1,871,000, or $0.62 per diluted share, during the same period of 2017. The decrease in earnings per share was primarily due to the increase in operating expenses and income tax expense noted above.

EBITDA for the year ended December 31, 2018 was $2,560,000, or 18% of revenue, compared to $2,739,000, or 22% of revenue during the same period of 2017. Non-GAAP net income was $1,969,000, or $0.57 per diluted share, compared to $1,987,000, or $0.65 per diluted share, during the same period of the prior year. The decrease in Non-GAAP net income per diluted share despite similar Non-GAAP net income is the result of more shares outstanding as a result of our secondary offering completed in August 2018. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items, such as amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA
($ in ‘000’s)

	Three Months ended December 31,
	2018	2017
	Amount	Amount

Net income:	$65	$745
Adjustments:
Depreciation and amortization	363	203
Interest expense (income)	(58)	(5)
Income tax expense	127	(307)
EBITDA:	$497	$646

	Year ended December 31,
	2018	2017
	Amount	Amount

Net income:	$837	$1,871
Adjustments:
Depreciation and amortization	1,397	735
Interest expense (income)	(47)	2
Income tax expense	373	131
EBITDA:	$2,560	$2,739

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000’s, except per share amounts)

	Three Months ended December 31,
	2018		2017
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$65	$0.02	$745	$0.24
Adjustments:
Amortization of intangible assets (1)	130	0.03	126	0.04
Stock-based compensation (2)	140	0.05	151	0.05
Integration and acquisition costs (3)	66	0.01	44	0.01
Tax impact of adjustments (5)	(71)	(0.02)	(109)	(0.03)
Impact of discrete items impacting income tax expense (6)	107	0.01	(411)	(0.13)
Non-GAAP net income (7):	$437	$0.10	$546	$0.18

	Year ended December 31,
	2018		2017
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$837	$0.24	$1,871	$0.62
Adjustments:
Amortization of intangible assets (1)	520	0.15	375	0.12
Stock-based compensation (2)	629	0.18	516	0.17
Integration and acquisition costs (3)	114	0.03	64	0.02
Unusual, non-recurring loss (4)	—	—	28	0.01
Tax impact of adjustments (5)	(265)	(0.07)	(334)	(0.11)
Impact of discrete items impacting income tax expense (6)	134	0.04	(533)	(0.18)
Non-GAAP net income(7)	$1,969	$0.57	$1,987	$0.65

1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock to employees or in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.
3)
The adjustments represent legal and accounting fees and other non-recurring costs in connection with the acquisition of Filing Services Canada Inc. and the VisualWebcaster platform during the three months and year ended December 31, 2018 and Interwest Transfer Company during the three months and year ended December 31, 2017.
4)
The adjustment removes gains or losses during the period that are unusual, non-recurring or infrequent in nature and don’t relate to the core business of the Company. For the year ended December 31, 2017, these losses include a loss on the change in fair value of stock received, in lieu of cash, related to the settlement of a receivable.
5)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21% for the three months and year ended December 31, 2018 and 34% for the three months and year ended December 31, 2017.
6)
The adjustments eliminate discrete items impacting income tax expense. For the three months and year ended December 31, 2018, the discrete items are primarily related to additional expense recognized as a result of finalizing the impact of the Tax Cuts and Jobs Act of 2017 (the “2017 Act”) and return to provision and other adjustments made to income tax expense during the periods. For the three months and year ended December 31, 2017, the discrete items relate to the re-measurement of deferred tax liabilities related to the 2017 Act and the excess stock-based compensation tax benefit recognized in income tax expense during the periods.
7)
Non-GAAP net income for the three months and year ended December 31, 2018, reflects the calculation of income tax computed using the current federal statutory rate of 21%. Had the federal statutory rate remained at 34% for 2018, non-GAAP net income for the three months and year ended December 31, 2018, would have been lower by approximately $44,000, or $0.01 per diluted share, and $164,000, or $0.05 per diluted share, respectively.

Conference Call Information
To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:
February 28, 2019
Time:
4:30 PM ET
Participant:
877.407.8133 | 201.689.8040

Live Webcast via Investor Network -  https://www.investornetwork.com/event/presentation/44332

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event at https://www.issuerdirect.com/company/earnings-calls-transcripts

Toll-free:
877.481.4010
International:
919.882.2331
Reference ID:
44332

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 4,000 public and private companies in more than 18 countries on an annual basis. For more information, please visit www.issuerdirect.com.

Learn more about Issuer Direct today: Investor Tear Sheet.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2018, including but not limited to the discussion under "Risk Factors" therein, which the Company will file with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2018 AND 2017
(in thousands, except share and per share amounts)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$17,222	$4,917
Accounts receivable (net of allowance for doubtful accounts of $534 and $425, respectively)	1,593	1,275
Income tax receivable	90	725
Other current assets	89	193
Total current assets	18,994	7,110
Capitalized software (net of accumulated amortization of $1,310 and $497, respectively)	1,957	2,749
Fixed assets (net of accumulated depreciation of $452 and $388, respectively)	132	145
Other long-term assets	35	18
Goodwill	5,032	4,070
Intangible assets (net of accumulated amortization of $4,219 and $3,699, respectively)	2,802	2,858
Total assets	$28,952	$16,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$371	$666
Accrued expenses	577	613
Current portion of note payable (See Note 4)	320	288
Income taxes payable	83	65
Deferred revenue	1,249	887
Total current liabilities	2,600	2,519
Note payable – long-term (net of discount of $45 and $70, respectively) (See Note 4)	276	570
Deferred income tax liability	413	573
Other long-term liabilities	—	77
Total liabilities	3,289	3,739
Commitments and contingencies (see Note 9)
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of December 31, 2018 and 2017, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,829,572 and 3,014,494 shares issued and outstanding as of December 31, 2018 and 2017, respectively.	4	3
Additional paid-in capital	22,525	10,400
Other accumulated comprehensive income (loss)	(17)	34
Retained earnings	3,151	2,774
Total stockholders' equity	25,663	13,211
Total liabilities and stockholders’ equity	$28,952	$16,950

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the three months ended		For the year ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(unaudited)	(unaudited)
Revenues	$3,648	$3,399	$14,232	$$12,628
Cost of revenue	1,071	919	4,103	3,395
Gross profit	2,577	2,480	10,129	9,233
Operating costs and expenses:
General and administrative	1,189	859	4,085	3,384
Sales and marketing	730	684	3,002	2,604
Product Development	360	353	1,276	763
Depreciation and amortization	164	144	603	454
Total operating costs and expenses	2,463	2,040	8,966	7,205
Operating income	134	440	1,163	2,028
Other income (expense):
Other income (expense), net	—	4	—	(24
Interest income (expense), net	58	(6	47	(2
Total other income (expense)	58	(2	47	(26
Income before taxes	192	438	1,210	2,002
Income tax (benefit) expense	127	(307	373	131
Net income	$65	$745	$837	$$1,871
Income per share – basic	$0.02	$0.25	$0.25	$$0.63
Income per share - fully diluted	$0.02	$0.24	$0.24	$$0.62
Weighted average number of common shares outstanding - basic	3,984	2,993	3,415	2,947
Weighted average number of common shares outstanding - fully diluted	4,017	3,094	3,463	3,033

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2018	2017
Cash flows from operating activities
Net income	$837	$1,871
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	359	181
Depreciation and amortization	1,397	735
Deferred income taxes	(336)	(50)
Non-cash interest expense	25	6
Stock-based compensation expense	629	516
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(645)	(66)
Decrease (increase) in deposits and prepaid assets	743	(711)
Increase (decrease) in accounts payable	(322)	309
Increase (decrease) in deferred revenue	296	12
Increase (decrease) in accrued expenses	(114)	(291)
Net cash provided by operating activities	2,869	2,512

Cash flows from investing activities
Purchase of acquired businesses, net of cash received (See Note 4)	(1,123)	(1,872)
Capitalized software	(21)	(934)
Purchase of fixed assets	(51)	(11)
Net cash used in investing activities	(1,195)	(2,817)

Cash flows from financing activities
Proceeds from secondary stock offering (see Note 7)	13,323	—
Proceeds from exercise of stock options, net of income taxes	747	389
Payment for stock repurchase and retirement (see Note 7)	(2,635)	—
Payment on notes payable (See Note 4)	(288)	—
Payment of dividend	(460)	(588)
Net cash provided by (used in) financing activities	10,687	(199)

Net change in cash	12,361	(504)
Cash- beginning	4,917	5,339
Currency translation adjustment	(56)	82
Cash- ending	$17,222	$4,917

Supplemental disclosures:
Cash paid for income taxes	$66	$943
Non-cash activities:
Stock-based compensation - capitalized software	$—	$57
Purchase of Interwest in exchange of note payable	$—	$851